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                                                                    Exhibit 4(e)


                               PURINA MILLS, INC.
                                CONVERTIBLE NOTE
                                ----------------


Principal Amount:  $___________           __________, 2000   St. Louis, Missouri

         SECTION 1. PURINA MILLS, INC., as debtor and debtor-in-possession (the "Corporation"), for value received, hereby promises to pay to ___________________________, or its assigns or other transferees ("Payee"), the principal amount of ________________________________________________, and to pay
interest (computed on the basis of a 360-day year) on the unpaid principal amount hereof outstanding from time to time from and including the date hereof until and including the date the principal amount hereof is paid in full at the rate of eight percent (8%) per annum (or at such other rate provided for herein). Interest shall be payable quarterly on June 30, September 30, December 31 and March 31 of each year (commencing on the first such date following the effective date of the Corporation's plan of reorganization) and on the date this
Note is payable in full, until the principal amount hereof and all interest accruing from the date hereof is paid in full.

         SECTION 2. The principal amount hereof and all accrued interest shall be payable in full in immediately available funds on December 31, 2001.

         SECTION 3. This Note is issued in partial payment of the
_______________________________________________________________________________.
Partial payment in cash of the ______________ with the balance being paid by issuance of this Note have been approved by the United States Bankruptcy Court for the District of Delaware pursuant to an order dated _________________.

         SECTION 4. All payments on or in respect of this Note, including principal and interest thereon, shall be made in such coin and currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in immediately available funds to such account as Payee specifies, or, at the option of Payee, in such manner and at such other place in the United States of America as Payee shall have indicated to the Corporation. Whenever a payment to be made hereunder shall be due and payable on a day which is not a business day in New York, New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest hereunder. All payments hereunder shall be made (without counterclaim, setoff or withholding of any kind) to the Payee's account as designated in writing from time to time by Payee.



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         SECTION 5. (a) If any one or more of the following events ("Events of
Default") shall have occurred:

         (i) the Corporation shall (x) default in the payment when due of any principal of this Note, (y) default, and such default shall continue for five or more days, in the payment when due of any interest on this Note, or (z) fail to pay any other amounts owing under this Note for ten days after receiving written notice thereof; or

         (ii) default shall occur in the observance or performance of any of the other covenants or agreements of the Corporation contained in this Note which is not remedied within 30 days after written notice thereof to the Corporation; or

         (iii) any default shall occur in the terms governing any Indebtedness (as hereinafter defined) of the Corporation in the aggregate amount of $10 million or more and the holder or holders of such Indebtedness has declared the unpaid balance thereof to be due and payable; or

         (iv) except for or in connection with the Bankruptcy Case, the Corporation or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Corporation or any of its Subsidiaries and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or the like is appointed for, or takes charge of, all or substantially all of the property of the Corporation or any of its Subsidiaries; or the Corporation or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Corporation or any of its Subsidiaries, or there is commenced against the Corporation or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Corporation or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Corporation or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Corporation or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Corporation or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         (v) any representation or warranty made by the Corporation in this Note shall prove to have been false or incorrect in any material respect on the date made;



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then, when any Event of Default described in clauses (i), (ii), (iii), or (vi)
above has occurred and shall be continuing, the principal of this Note and the interest accrued thereon and all other amounts due hereunder (the "other payments") shall, upon written notice from Payee forthwith become and be due and payable, if not already due and payable, without presentment, further demand or notice of any kind. When any Event of Default described in clause (iv) above has occurred, then the principal of this Note, the interest accrued thereon and the other payments shall immediately become due and payable, upon the occurrence thereof, without presentment, demand, or notice of any kind. If any principal, installment of interest or other payment is not paid in full on the due date thereof (whether by maturity, prepayment, or acceleration) or any Event of Default has occurred and is continuing, then the outstanding principal of this Note, any overdue installment of interest (to the extent permitted by applicable law), and all other payments will bear interest from the due date of such payment, or from and after an Event of Default, at a rate equal to ten percent (10%) per annum ("Default Rate"). The Corporation shall pay to Payee all reasonable out-of-pocket costs and expenses incurred by Payee in any effort to collect the principal of this Note, the interest accrued thereon and the other payments, including the reasonable attorneys fees and expenses for services rendered in connection therewith, and pay interest on such costs and expenses to the extent not paid when demanded at the Default Rate.

         (b) If any Event of Default specified in Section 5(a) above has occurred and is continuing, the Payee may proceed to protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise of any power granted in this Note, or to enforce any other legal or equitable right or remedy of Payee.

         (c) No failure to exercise or delay in the exercise of any right, power or remedy accruing to Payee upon any breach or default of the Corporation under this Note shall impair any such right, power or remedy of Payee nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

         (d) All remedies under this Note, by law or otherwise afforded to Payee, shall be cumulative and not alternative.

         SECTION 6. (a) Subject to the requirements of this Section 6, at any time or from time to time after the date hereof, Payee shall be entitled to convert, by delivering written notice of such conversion to the Corporation (the "Conversion Notice"), any or all of the outstanding principal amount of, or unpaid interest on, this Note into a number of shares of Common Stock of the Corporation, par value $0.01 per share ("Corporation Common Stock"), determined by dividing the amount of the principal and interest of this Note being converted into shares of Parent Common Stock by the Conversion Price. The "Conversion Price" shall be equal to $18.50 per share, as appropriately and proportionately adjusted to reflect any subdivision of the Corporation Common Stock, whether by stock split, stock dividend or otherwise (a "Subdivision"), or any combination of the Corporation Common Stock, whether by reverse stock split or otherwise (a "Combination"), with a record date occurring after the determination of such value.


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         (b) The Conversion Notice shall state the amount of principal and interest to be converted pursuant to this Section 6. The conversion pursuant to such Conversion Notice shall occur on the date on which such Conversion Notice is given to the Corporation (the "Conversion Date").

         (c) If a Conversion Notice is given with respect to less than the principal amount outstanding under this Note, at the request of Payee and upon surrender of this Note, the Corporation shall issue to Payee a new Note in the principal amount outstanding after such conversion and otherwise in a form identical to this Note.

         (d) In the event of any conversion of this Note pursuant to this
Section 6, such conversion shall be deemed to have been made on the Conversion Date; and after such Conversion Date, Payee shall be entitled to receive the shares of Corporation Common Stock issuable upon such conversion and shall be treated for all purpose as the record holder of such shares. Interest shall cease to accrue on the Conversion Date for any principal amount with respect to which a Conversion Notice has been given and, to the extent the accrued interest on such portion of the principal amount is not converted, such interest shall be paid within five days of the Conversion Date.

         (e) As promptly as practicable after a Conversion Date (but in any event no later than two trading days after delivery of the applicable Conversion Notice), the Corporation will issue and deliver to Payee a certificate or certificates for the number of shares of Corporation Common Stock issuable upon conversion pursuant to this Section 6. The Corporation will pay all issuance taxes, if any, applicable upon conversion pursuant to this Section 6. The Corporation may pay cash in lieu of the issuance of a fractional share, based on the applicable Conversion Price.

         (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Corporation Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Corporation Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Corporation Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to Payee, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Corporation Common Stock to the number of shares which is sufficient for such purpose.

         (g) In the case of any consolidation or merger of the Corporation with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Corporation Common Stock or other equity securities of the Corporation (except a subdivision or combination), lawful and adequate provision shall be made whereby Payee shall thereafter have the right to receive upon conversion of this Note in lieu of or in addition to the shares of Corporation Common Stock, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Corporation Common Stock equal to the number of shares of Corporation Common Stock immediately theretofore so issuable upon such conversion hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable as nearly as may


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be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note.

         (h) In the event of any proposed distribution, dissolution or liquidation of the assets of the Corporation, the Corporation shall mail notice thereof to Payee and shall not make any such distribution to stockholders or effectuate any such dissolution or liquidation until the expiration of ninety
(90) days from the date of mailing of such notice and, in any such case, Payee may exercise the conversion rights with respect to this Note at any time prior to such distribution.

         SECTION 7. (a) It is the intent of the Corporation and the Payee that the Conversion Shares will be freely tradeable without registration under
Section 5 of the Securities Act or any state or local law requiring registration for offer or sale of a security pursuant to Section 1145 of the Bankruptcy Code. If for any reason the sale by Payee of any Registrable Shares (as hereinafter defined) would require registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state or local securities laws, the Corporation will, upon a written request by Payee, undertake commercially reasonable efforts to effect the registration of the Conversion Shares to allow for such shares to be freely traded by Payee in compliance with all applicable securities laws. The Corporation shall bear all of the expenses to effect such registration(s) as is appropriate to accomplish the intent set forth in this Section.

         (b) For purposes of this Agreement, "Registrable Shares" shall mean any shares of Corporation Common Stock issued or issuable upon conversion of this Note and any other shares of the Corporation Common Stock issued or issuable with respect to such shares as a result of stock dividends or reclassifications, recapitalizations, mergers or similar events.

         (c) Payee covenants and agrees with the Corporation that such Payee will cooperate with the Corporation in connection with the preparation of the Registration Statement for so long as the Corporation is obligated to keep the Registration Statement effective, and will provide to the Corporation, in writing, for use in the Registration Statement, all information reasonably requested by the Corporation regarding Payee and its plan of distribution and such other information as may be reasonably necessary to enable the Corporation to prepare the Registration Statement and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof.

         SECTION 8. The Corporation represents and warrants to Payee, as of the date of delivery of this Note, that:

         (a) The Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority necessary to own and operate its properties and to carry on its businesses as now conducted.

         (b) The Corporation has all requisite corporate power and authority to execute and deliver this Note and to perform its obligations under this Note. The execution, delivery and


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performance of this Note by the Corporation have been duly authorized and approved by all necessary corporate action on the part of the Corporation's board of directors and stockholders and no further corporate authorization on the part of the Corporation is necessary to authorize the execution, delivery and performance of the Corporation's obligation under this Note. The execution, delivery and performance of this Note do not conflict with or result in any breach of, or constitute a default under, result in a violation of, or, except for approvals that have been obtained as described in Section 3 hereof, require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Corporation's Certificate of Incorporation or By-Laws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which the Corporation is bound, or any law, statute, rule, regulation, order, judgment or decree to which the Corporation is subject. This Note constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, similar laws of debtor relief and general principles of equity.

         (c) Except for approvals that have been obtained as described in
Section 3 hereof, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any of the execution, delivery or performance of this Note by the Corporation.

         (d) The Conversion Shares have been duly authorized and, when issued upon conversion of this Note in accordance with its terms, will be validly issued, fully paid, nonassessable, free of pre-emptive rights. This Note has been, and the Conversion Shares will be, issued pursuant to a plan confirmed by the Bankruptcy Court in the Bankruptcy Case and are exempt from the registration requirements under federal and state securities laws pursuant to Section 1145 of the Bankruptcy Code.

         SECTION 9. (a) This Note may not be prepaid, in whole or in part, except as set forth in paragraph (b) and (c) of this Section 9.

         (b) This Note shall be prepaid, in whole or in part and without penalty, upon, and only upon written notice by Payee to the Corporation (the "Payee Optional Redemption Notice") within sixty (60) days of the giving of such notice, at the time of or any time after a Change in Control. The amount to be prepaid shall be equal to 100% of the aggregate principal amount requested to be prepaid under the Payee Optional Redemption Notice, plus accrued and unpaid interest (if any) thereon to such prepayment date. For purposes of this Note, a "Change in Control" shall mean Change of Control as that term is defined under the Credit Agreement dated as of June 28, 2000, among the Corporation, as borrower, the Lenders as party thereto, and Chase Bank of Texas, N.A., as Administrative Agent.

         (c) This Note shall be repaid, in whole or in part and without penalty, upon, and only upon, written notice by Payee to the Corporation within sixty
(60) days of the giving of such notice


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at the time of or any time after a refinancing or early retirement of the "Bank
Debt" (as defined). The Payee shall provide the Corporation with the Payee Optional Redemption Notice, as described in Section 9(a), to indicate the amount to be prepaid under this paragraph. The amount to be prepaid shall be equal to 100% of the aggregate principal amount requested to be prepaid under the Payee Optional Redemption Notice, plus accrued and unpaid interest (if any) thereon to the such prepayment date.

         (d) The Corporation shall notify Payee in writing within sixty (60) days prior to the reasonably anticipated consummation date of a transaction creating a Change in Control or leading to the refinancing or early retirement of the Bank Debt.

         (e) Notwithstanding the foregoing, Payee may exercise the conversion rights pursuant to Section 6 of this Note at any time prior to the applicable prepayment.

         SECTION 10. (a) In the event the Corporation shall default in the payment of the principal of, or interest on, the Bank Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made on account of the principal of or interest on this Note without the prior written consent of the then existing agent of the Bank Group.

         (b) Nothing contained in this Section 10 shall prohibit Payee from exercising its right to convert all or any portion of the principal amount of this Note at any time and from time to time into shares of Corporation Common Stock pursuant to Section 6.

         SECTION 11. This Note is transferable by the Payee, in whole or in part. Upon the request of Payee, the Corporation shall issue to Payee one or more Notes in an aggregate principal amount equal to the aggregate principal amount outstanding under this Note to facilitate the transfer.

         SECTION 12. The Corporation hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of Payee to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

         SECTION 13. This Note shall be binding upon the Corporation, its successors and assigns, including, but not limited to, any Chapter 7 or Chapter 11 trustee appointed in the Bankruptcy Case and/or the Corporation as reorganized pursuant to a plan confirmed by the Bankruptcy Court in the Bankruptcy Case, and shall inure to the benefit of Payee, its successors and assigns.

         SECTION 14. This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of New York (exclusive of conflict of law principles and provisions thereof).



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         SECTION 15. This Note may be amended, and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by them, if the Corporation shall obtain the written consent to such amendment, action or omission to act, of Payee. No course of dealing between the Corporation and Payee nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of Payee.

         SECTION 16. For purposes of this Note, in addition to capitalized terms elsewhere defined in this Note, the following capitalized terms have the following meanings:

         "Affiliate" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or under common control with, the Person specified. A Person shall be deemed to control a corporation (or other entity) if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise.

         "Bank Debt" means the "New Tranche A Notes" and the "New Tranche B Notes," as such terms are used and defined in the Corporation's plan of reorganization in the Bankruptcy Case.

         "Bank Group" means the collective group of holders of Bank Debt.

         "Bankruptcy Case" means the bankruptcy case pending in the United States Bankruptcy Court for the District of Delaware (case no. 99-398 (SLR)) under Chapter 11 of the Bankruptcy Code.

         "Indebtedness" of any Person means the principal of, premium, if any, and unpaid interest on (a) indebtedness for borrowed money, (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness, (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited or repossession or sale of such property, and (e) renewals, extensions and refunding of any such indebtedness

         "Note" means this Convertible Note of the Corporation.

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         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Restructuring Transaction Fee" has the meaning ascribed to it in the Engagement Letter.

         "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]



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         IN WITNESS WHEREOF, the undersigned has executed this Convertible Note as of the date first above written.

                                     PURINA MILLS, INC.



                                     By:
                                        ----------------------------------------
                                     Its:
                                         ---------------------------------------


                                     Address:
                                             -----------------------------------
                                             St. Louis, Missouri 63144